Investor Update February 11, 2026 NYSE: AMTB

Being the bank of choice in the markets we serve. Table of Contents 3 About Us 10 Company Updates 17 Performance Updates 28 Supplemental Information 34 Appendix Investor Update | 1

Important Notices and Disclosures Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward-looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on loan recoveries or reaching positive resolutions on problem loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlook,” “modeled,” “dedicated,” “create,”and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward- looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2024 filed on March 5, 2025, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three month periods ended March 31, June 30 and September 30, 2025, and the three month period ended December 31, 2025, may not reflect our results of operations for our fiscal year ended, or financial condition as of December 31, 2025, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre-provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expense”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets(Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, "tangible common equity ratio", and “tangible stockholders’ equity (book value) per common share". This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures”. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our business. Management believes that these supplementary non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Appendix 1 reconciles these non-GAAP financial measures to reported results. Investor Update | 2

About Us Investor Update | 3

About Us Financial and non-financial information provided here is as of December 31, 2025. History Founded in 1979 Completed IPO in December 2018 Rebranded as Amerant in June 2019 Team Members 694 FTEs Assets $9.8 billion Deposits $7.8 billion AUM $3.3 billion under management/custody Investor Update | 4

Our Investment Proposition Established franchise with high scarcity value; presence in attractive, high- growth markets of South Florida, Tampa and Central Florida. Vertically-integrated platform to serve LATAM clients Strong and diverse deposit base; organic, relationship-first focus Company focus is on the execution of strategic plan to unlock sustainable and profitable growth • Completed core conversion; now operating with a new, fully integrated, state- of-the-art core tech system, enabling us to better serve our customers and team members • Completed exit of non-core markets (NY and TX); focusing on organic growth in Florida • Continue to selectively invest in both business development and credit risk management talent to drive incremental growth • Branch network in place to support future growth in Florida • Digital transformation efforts well underway We have the strong foundation to enable us to become a consistent top-quartile performer as Florida’s bank of choice. Investor Update | 5

Our Mission, Vision, and Precepts Mission To provide our customers with the products, services and advice they need to achieve financial success, through our diverse, inclusive and motivated team that is personally involved with the communities we serve, all of which result in increased shareholder value. Vision To be the bank of choice in the markets we serve. Precepts Investor Update | 6

Investor Update | 7 Experienced Leadership Team Carlos Iafigliola Director and Interim Chief Executive Officer Carlos Iafigliola was appointed Interim CEO and Director in November 2025 after having served as Senior Executive Vice President, Chief Operating Officer (COO) since June 2023,where he was responsible for Amerant’s loan and deposit operations, project management, technology services, facilities, and digital. Sharymar Calderón SEVP, Chief Financial Officer Sharymar Calderón was appointed Executive Vice President, Chief Financial Officer (CFO) in June 2023 and Senior Executive Vice President in November 2024. She is responsible for Amerant’s financial management, including treasury, financial reporting and accounting, financial planning and analysis, strategy, investor relations, vendor management and procurement, internal controls and corporate tax. Prior to her appointment as CFO, she served as Amerant’s Head of Internal Audit. Alberto Capriles SEVP, Chief Risk Officer Alberto Capriles was appointed Senior Executive Vice President in January 2023 and named Chief Risk Officer in February 2018. He is responsible for all enterprise risk managementoversight, including credit, market, operational and information security risk. Prior to hisappointment as CRO, he served in various leadership roles with Mercantil ServiciosFinancieros (MSF) since 1995. Lee Ann Cragg SEVP, Chief Credit Officer Lee Ann Cragg serves as Senior Executive Vice President, Chief Credit Officer. In this role, she oversees Credit Services, Credit Risk, and Special Assets ensuring strong credit quality, regulatory excellence, and disciplined risk management across all portfolios. She brings more than 15 years of commercial banking and credit risk experience and has been a strategic leader within Amerant’s Commercial and Industrial (C&I) Credit department since joining the organization. Tony Eelman SEVP, Chief Product Officer Tony Eelman serves as Chief Product Officer where he leads enterprise product strategy and development across the bank’s lending and financial services platforms. He is responsible for aligning product design, technology enablement, and go-to-market execution to deliver client- focused solutions that support sustainable growth.

Investor Update | 8 Experienced Leadership Team Pedro Parra SEVP, Chief International Banking Officer Pedro Parra serves as Senior Executive Vice President, Chief International Banking Officer. In this role, he leads Amerant’s international banking platform, overseeing Private and Corporate Banking, Wholesale Banking, Onboarding, and Client Services. He is responsible for Amerant’s strategic focus on strengthening and expanding its international client relationships. He was most recently SEVP, Head of International Banking and has held multiple leadership roles since joining Amerant in 2000. Mariola Sanchez SEVP, Chief Administrative Officer Mariola Triana Sanchez was appointed Chief Administrative Officer in April 2025 after having served as Chief People Officer ("CPO") since June 2022. She serves as Amerant's General Counsel and oversees human resources, legal, corporate communications, community relations, and sustainability. Adrian Rodriguez EVP, Interim Chief Operating Officer Adrian Rodriguez serves as Executive Vice President, Interim Chief Operating Officer since November 2025. In his role, he oversees the bank’s core operating functions, including loan and credit operations, deposit and payment operations, information technology, facilities management, project management, and digital innovation. Most recently, he served as Head of Loan Operations beginning in 2022 where he played a key part in strengthening operational controls, enhancing efficiency, and supporting the bank's growth initiatives. Laura Rossi EVP, Head of Investor Relations & Strategy Laura Rossi serves as Executive Vice President, Head of Investor Relations & Strategy. In this role, she spearheads Amerant’s relationship with the investment community and rating agencies, as well as the Company’s strategic planning and execution process. She served as Project Manager for the Company’s spin-off and IPO in 2018, and has held various roles since joining Amerant in 2005. Mike Nursey SEVP, Chief Domestic Banking Officer Mike Nursey serves as Senior Executive Vice President, Chief Domestic Banking Officer. In this role, he leads Commercial Banking, Corporate Banking, and Commercial Real Estate, while also assuming leadership of Retail & Private Client Banking and Business Banking. Mike joined Amerant in June 2024 as Central Florida Market President, leading the bank’s expansion efforts in the Tampa market. Prior to joining Amerant, he served as North Florida Market President and Florida Middle Market Executive at TD Bank, and previously held Commercial Banking executive roles at Regions Bank.

Our Team Most Loved Workplace® released the 2025 America’s Top 100 Most Loved Workplaces®. The rankings, published in the Wall Street Journal, highlight 100 organizations across industries that are transforming employee experience and redefining workplace culture. Amerant Bank was ranked #29 on this prestigious list, moving up 12 spots from 2024 and making this the fourth consecutive year the Bank has been recognized. Workforce Demographics as of 12/31/25 Investor Relations | 9

Company Updates Investor Update | 10

Recent Developments Executive Transition Accelerating progress of our strategy under new leadership In connection with the transition, Odilon Almeida Jr., former Lead Independent Director, was appointed Board Chairman. Board and management are fully aligned with and committed to the strategy - focusing on execution particularly on improving credit quality and enhancing our cost structure, supported by robust risk management. Priorities continue to be strengthening asset quality, improving efficiencies through controlled expenses, deepening deposit relationships, reigniting loan growth, maintaining strong capital, and achieving stated profitability goals and shareholder returns. Leadership Update Simplified our business and operating structures to reflect our dual focus on Domestic and International clients Investor Updates | 11 • Carlos Iafigliola was named Interim CEO and Director in November 2025, after serving as COO. Carlos has 20 years of experience at Amerant, including having served as CFO. He has over three decades of experience in the financial services industry, in diverse markets. • Tony Eelman has been appointed SEVP, Chief Product Officer. He is responsible for aligning product design, technology enablement and go-to market execution. Prior to joining Amerant Bank, he served as President of Amerant Mortgage. • Mike Nursey has been appointed SEVP, Chief Domestic Banking Officer. He is a seasoned leader with over 35 years of banking experience and is well-known and respected in the Florida marketplace. • Pedro Parra has been appointed SEVP, Chief International Banking Officer. His leadership supports Amerant’s strategic focus on strengthening and expanding its international client relationships. He was most recently Head of International Banking and has held multiple leadership roles since joining Amerant in 2000. • Continue adding business talent for both domestic and international growth Centralized all products and teams under a single EMC member to strengthen synergies and deliver optimal support across business lines

1Q26 and Full-Year 2026 Outlook Balance Sheet • Loan balances as of 1Q26 projected at similar levels as 4Q25 as exits of credits would offset loan production. Annualized growth estimated between 7 to 9% with the higher end driven by funding of existing lines. • Projected deposit growth expected to match loan growth; continued focus on improving ratio of noninterest bearing to total deposits Income Statement • Net interest margin projected to be in the 3.65-3.70% range • Projected expenses of approximately $70-$71 million in the first half of 2026, progressively reducing to $67-68 million at the end of the year Capital Management • Will continue execution of prudent capital management, balancing between retaining capital for growth, and buybacks and dividends to enhance returns • The Board authorized a new share repurchase program (the “2026 Repurchase Program”), pursuant to which the Company may purchase, from time to time, up to an aggregate amount of $40 million of its shares of Class A common stock. The 2026 Repurchase Program will be effective until December 31, 2026. Cost Reduction Initiatives Targeted expense reduction initiatives include, but are not limited to: • Assessing vendor relationships, renegotiating contracts, and reviewing external professional services to ensure we’re getting the best possible value • Shifting selected tasks in-house where it makes sense, improving efficiency while maintaining quality Investor Update | 12

Completed comprehensive credit review; heightened emphasis on reducing non-performing assets Approximately 85% of the commercial loan portfolio has already been reviewed, resulting in a comprehensive assessment of our loan portfolio. The residual $1.2 billion of the commercial portfolio not reviewed in 4Q25 consisted of individual loans below $3 million that are monitored through payment and credit score performance, loans originated in 2025 that will be reviewed in 2026 upon receipt of updated financial information, and other loans secured with cash or securities. Focused on restoring predictability to our loan portfolio's credit performance. We've taken a decisive approach to review our loan portfolio and worked diligently on the resolution of our credit issues to improve asset quality. We are focused on aligning our credit portfolio with our strategic objectives, such as targeting exits from non-core markets and large exposures, as well as avoiding migration into criticized buckets. Continuing efforts to resolve criticized loans with all-hands-leadership weekly meeting to address special assets as a working group to monitor and drive progress. Aligned necessary personnel to proactively address upcoming covenant testing and financial statement updates as well as driving prudent and expeditious resolution. Have made significant progress to improve our risk selection practices by making disciplined decisions aligned with our risk appetite. Closed on 4 of the 5 loan sales on loans previously disclosed as transferred to held-for- sale, and the remaining loan is under contract and scheduled to close prior to quarter end. Investor Update | 13

Digital Transformation Groundwork is set post FIS conversion for Amerant to continue enhancing digital capabilities and achieve core results. Completed successful technology reorganization. Enhanced payment capabilities for commercial and consumer clients. New FIS technology framework gives us the ability to grow organically and inorganically through acquisitions. FIS technology framework has given us a chance to clean and improve data quality to lay foundational steps for improved cross-sell, AI, and efficiency enhancements. 1 API: Application Programming Interface for integration purposes, 2 Artificial Intelligence to increase efficiency, 3 Enterprise Resource Planning accounting systems to increase payment and TM capabilities. We’ve identified a wealth of opportunities by understanding our data and we are currently in the process of implementing plans to capture those opportunities. Amerant’s digital focus has aligned with the bank strategy to “strengthen our core,” now with a “digital-forward” outlook that is secure and transparent with evolving banking regulations. Build upon new technology ecosystem to solidify and future-proof our evolving technology stack with a focus on deepening customer relationships through integrations and data, while creating on-going internal efficiencies. Expand digital cross-sell and marketing capabilities. Continue to focus on digital deposit onboarding for domestic and international clients. Leverage AI for enhanced decision-making, and improved efficiencies in Risk, BSA, and Sales. Investor Update | 14

Right-sizing partnerships to maximize impact Unlocking the full potential of Sports Partnerships while prioritizing profitability Amerant Bank x Florida Panthers: A Championship Partnership Amerant Bank x Tampa Bay Rays: Expanding Our Presence in Tampa Amerant Bank x Miami Dolphins: A Touchdown on any field Investor Update | 15

New Banking Center Performance Update Balances as of December 31, 2025 ($ in millions) New Banking Center & Regional Office Updates Investor Update | 16 Bay Harbor Islands 1050 Kane Concourse Opened January 2026 Tampa Downtown Tampa 501 E Jackson Street Opened in October 2025 St. Petersburg Planned for 2026 West Palm Beach Banking Center and Regional Corporate Office West Palm Beach Opened September 2025 Miami Miami Beach 41st Street Opened September 2025 Total deposit and loan balances reflect Retail and Business Banking, Private Banking and International Banking (in-branch only) accounts booked and excludes commercial balances.

Performance Updates Investor Update | 17

Key Performance Metrics (as of December 31, 2025) Other Highlights 4Q25 Loan to deposit ratio was 86.01% compared to 83.63% in 3Q25 Total deposits remained stable All capital ratios substantially above “well-capitalized” levels Investor Update | 18 Excluding non-core items ($29.2 million in non-core noninterest expenses and $5.3 million in non-core noninterest income), the core metrics were as follows during 4Q25: Core Efficiency Ratio* was 72.58% compared to 67.96% in 3Q25 Core ROA* was 0.84% compared to 0.64% in 3Q25 Core ROE* was 8.98% compared to 6.91% in 3Q25 * Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP measures. NIB Deposits/ Total Deposits Net Interest Margin Efficiency Ratio ROA ROE Tier 1 Capital Ratio ACL/ Total Loans Held for Investment

Deposit Composition (as of December 31, 2025) Deposit Composition ($ in millions, except for percentages) Domestic Deposits 66% of Total Deposits Avg. account balance: $124,000 (2) International Deposits 34% of Total Deposits Avg. account balance: $46,000 (2) (1) Brokered Deposits : There were $9 million and $60 million in brokered transaction deposits in 2Q25 and 1Q25, respectively, while there were none in 3Q25 and 4Q24. In 4Q25,3Q25, 2Q25, 1Q25 and 4Q24, brokered time deposits were $436 million, $550 million, $635 million, $635 million and $702 million, respectively. (2) Average deposit account balances calculated as of December 31, 2025 Investor Update | 19

Loan Composition (as of December 31, 2025) Loan Composition (1) ($ in millions, except for percentages) Loans by Domicile (1) Geographic Mix of Loans (1) (1) 4Q25 and 1Q25 includes both mortgage loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value. There were no loans held for sale in 3Q25, while all other periods include mortgage loans held for sale at fair value. (2) Consists of international loans, primarily residential loans with U.S. collateral. Investor Update | 20

Non-Performing Assets (as of December 31, 2025) Non-Performing Assets ($ in millions except for %) Non-Performing Loans ($ in millions) Investor Update | 21

Non-Performing Loans Investor Update | 22 Highlights As of 4Q25 the NPLs had the following composition: • $78.3 million had real estate collateral with a weighted avg. LTV of 77% (Out of this portfolio, $16.2 million was classified as held-for-sale) • $39.5 million were non-RE secured loans evaluated under enterprise valuation • $27.1 million were cashflow-dependent loans • $9.5 million were ABL monitored loans • The remaining loans had other collaterals or were collectively evaluated • After the Investor Update on December 30, 2025 and upon completion of the credit review, three additional Classified loans totaling $17 million were placed in non-accrual status • In 4Q25 we recorded a valuation allowance of $3.6 million when transferring a $20 million loan into held-for-sale • In January 2026, the loan sale was completed reducing NPLs to $155.2 million ($ in millions)

Classified Loans Investor Update |23 Highlights As of 4Q25 the Classified loans had the following composition: • $218.8 million had real estate collateral with a weighted avg. LTV of 69% (Out of this portfolio, $80.9 million were classified as held-for-sale) • $58.1 million were non-RE secured loans evaluated under enterprise valuation • $28.7 million were ABL monitored loans • $29.9 million were cashflow-dependent loans • The remaining loans had other collaterals or were collectively evaluated • After the Investor Update on December 30, 2025 and upon completion of the credit review, two additional loans totaling $19 million were downgraded from Special Mention to Classified loans • In 4Q25 we recorded a valuation allowance of $13.8 million when transferring five loans totaling $94 million into held-for-sale • In January 2026, four loan sales closed totaling $65.7 million. We continue to work on the exit of the remaining $15.2 million credit, which is expected to occur in 1Q26. Classified loans net of HFS closed at $274 million ($ in millions)

Special Mention Loans Investor Update | 24 Highlights As of 4Q25 the Special Mention loans had the following composition: • $97.5 million had real estate collateral with a weighted avg. LTV of 62% • $34.9 million were cashflow-dependent loans • $4.1 million were ABL monitored loans ($ in millions) • After the Investor Update on December 30, 2025, and upon completion of the credit review, two loans totaling $19 million were downgraded from Special Mention to Classified loans, reducing the Special Mention balance as of 4Q25 to $137 million. • Balances as of January 16, 2026 remained at $137 million $(91.8) $(54.1)

Allowance for Credit Losses Composition Investor Relations | 25 NCO-to-Average Total Loans Ratio (% are annualized) Allowance for Credit Losses Allowance for Credit Losses Rollforward ($ in millions) ($ in thousands)

14.10% Total Capital Ratio Regulatory Minimum (1): 10.00% Common Equity Tier 1 Capital (CET1) Ratio Regulatory Minimum (1): 6.50% 11.80% 9.39% TCE Ratio (2,3) TBV/Share (3) $22.56 Capital (as of December 31, 2025) Capital Allocation Strategy Class A Common Stock Repurchase Program Repurchased 737,334 shares for $13.0 million (weighted average price of $17.63 per share) Return of capital to shareholders through quarterly cash dividend Declared a cash dividend of $0.09 per common share on January 22, 2026 payable on February 27, 2026 to shareholders of record as of February 13, 2026 (1) Regulatory minimum to be considered “Well-Capitalized”. (2) TCE Ratio: includes $0.9 million accumulated unrealized losses net of taxes, compared to $6.9 million in 3Q25 (3) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. Investor Relations | 26

Liquidity (as of December 31, 2025) Our standard liquidity management practices include: Semi-annual regular testing of lines of credit; satisfactory results have been obtained as of December 31, 2025 Daily monitoring of Federal Reserve Bank account balances as well as large fund providers Daily analysis of lending pipeline and deposit gathering opportunities and their impact on cash flow projections Threshold associated with liquidity stress test scenarios Threshold for deposit concentration Limits on liquidity ratios Active collateral management of both loan and investment portfolios with lending facilities at FHLB and FRB 99.9% of the total securities portfolio has government guarantee Available line of credit with the FED & FHLB as of 4Q25: Total advances with the FHLB were $712 million. Borrowing capacity with the FED and FHLB is approximately $2.9 billion, including both securities and loans as collateral. Additional actions that strengthen liquidity position: Strong level of cash on hand: $409 million as of 4Q25 at the Federal Reserve Bank (“FRB”) account. Continued efforts to improve ratio of uninsured deposits to total deposits by offering FDIC insurance through Insured Cash Sweep (“ICS”). Investor Relations | 27

Supplemental Information Investor Update | 28

Investment Portfolio Balances and Yields (1) ($ in millions) Fixed vs. Floating (2) SEPTEMBER 2025 DECEMBER 2025 Expected Prepayments & Maturities ($ in millions) Available for Sale Securities by Type As of December 31, 2025, 99.9% of the Available for Sale portfolio consists of MBS issued or guaranteed by Government agencies and Government sponsored enterprises. Common to charts above: (1) Excludes Federal Reserve Bank and FHLB stock (2) Hybrid investments are classified based on current rate (fixed or floating) (3) Based on estimated prepayment speeds Net Interest Income and NIM Net Interest Income (NII) and NIM (%) Interest-Bearing Deposits Beta Evolution (1) ($ in millions, except for percentages) Cost of Funds (1) Beta calculation does not include brokered deposits (2) First interest rate cut in downward rate cycle took place in August 2024. Therefore, 3Q24 is the starting point for beta calculation. ances Cost of Funds Investor Update | 29 (2)

Interest Rate Sensitivity Impact on NII from Interest Rate Change (1) (2) As of December 31, 2025 Impact on AFS from Interest Rate Change (1) As of December 31, 2025 Loan Portfolio Details As of December 31, 2025 By Rate Type By Repricing Term By Interest Type By Floors (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve (2) Totals may not sum due to rounding Investor Update I 30 Expected pre-tax AOCL Improvement

CRE Loans Held for Investment - Detail

Outstanding as of December 31, 2025
($ in millions, except %)

CRE Type	FL	TX	NY	Other	Total	% Total CRE	% Total Loans (1)	Income Producing (2)	Land and Construction
Retail	$513	$10	$81	$26	$630	25.7%	9.5%	$618	$12
Multifamily	322	39	68	44	472	19.2%	7.1%	322	150
Office	308	37	40	90	475	19.4%	7.2%	470	5
Hotels	201	47	—	8	256	10.4%	3.9%	239	17
Industrial	77	4	—	—	82	3.6%	1.3%	82	—
Specialty	171	—	—	48	219	8.9%	3.3%	183	36
Land	289	—	—	25	314	12.8%	4.7%	—	314
Total CRE	**$1,881**	**$137**	**$189**	**$241**	**$2,448**	**100.0%**	**37.0%**	**$1,914**	**$534**

This geographic segmentation is based on collateral location
(1) Calculated as a percentage of loans held for investment only
(2) Income producing properties include non-owner occupied and multi-family residential loans

Credit Quality

NPLs/Total Loans and NPAs/Total Assets


1.43%
1.23%
1.71%
1.38%
1.15%
0.95%
1.79%
1.34%
2.56%
1.91%
4Q24
1Q25
2Q25
3Q25
4Q25
NPLs / Total Loans
NPAs / Total Assets

Allowance for Credit Losses
($ in millions)


$85.0
$98.3
$86.5
$94.9
$79.3
1.18%
1.37%
1.20%
1.37%
1.20%
4Q24
1Q25
2Q25
3Q25
4Q25
Allowance for credit Losses
ACL as a % of Total Loans held for investment

Allowance for Credit Losses / Total NPL


0.8x
0.8x
1.0x
0.8x
0.5x
4Q24
1Q25
2Q25
3Q25
4Q25

Net Charge-Offs / Average Total Loans Held for Investment


0.26%
0.22%
0.86%
0.39%
1.07%
4Q24
1Q25
2Q25
3Q25
4Q25

Investor Update I 31

Net Interest Margin NIM Bridge EPS Trend Change in Diluted Earnings Per Common Share (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. Investor Update | 32

Glossary • ACL - Allowance for Credit Losses • MV - Market Value • AFS - Available for Sale • NCO - Net Charge-Offs • AOCL - Accumulated Other Comprehensive Loss • NPL - Non-Performing Loans • AUM - Assets Under Management • NPA - Non-Performing Assets • CET 1 - Common Equity Tier 1 capital ratio • NII - Net Interest Income • CRE - Commercial Real Estate • NIM – Net Interest Margin • Customer CDs - Customer certificate of deposits • ROA - Return on Assets • EPS – Earnings per Share • ROE - Return on Equity • FHLB - Federal Home Loan Bank • SOFR - Secured Overnight Financing Rate • FTE - Full Time Equivalent • TCE ratio – Tangible Common Equity ratio • Assets under management and custody: consists of assets held for clients in an agency or fiduciary capacity which are not assets of the Company and therefore are not included in the consolidated financial statements. • Core deposits: consist of total deposits excluding all time deposits • Total gross loans : include loans held for investment net of unamortized deferred loan origination fees and costs, as well as loans held for sale. • Cost of Total Deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits. • ROA: calculated based upon the average daily balance of total assets • ROE: calculated based upon the average daily balance of stockholders’ equity • Loans Held for Investment: excludes loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value • Non-performing loans include accruing loans past due by 90 days or more and all nonaccrual loans. Non-performing assets include accruing loans past due by 90 days or more, all nonaccrual loans, other real estate owned (“OREO”) properties acquired through or in lieu of foreclosure and other repossessed assets. • Net Charge Offs/Average Total Loans Held for Investment: – Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for credit losses – Total loans exclude loans held for sale • Cost of Deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits. • Cost of Funds: calculated based upon the average balance of total financial liabilities which include total interest bearing liabilities and noninterest bearing demand deposits • Quarterly beta (as shown in NII & NIM Slide): calculated based upon the change of the cost of deposit over the change of Federal funds rate (if any) during the quarter. • Net Charge-Offs -charge-offs net of recoveries • Totals may not sum due to rounding of line items. Investor Update I 33

Appendix Investor Update | 34

Appendix 1 - Non-GAAP Financial Measures Reconciliation The following table sets forth selected financial information derived from the Company’s interim unaudited consolidated financial statements, adjusted for certain costs incurred by the Company in the periods presented related to tax deductible restructuring costs, provision for credit losses, provision for income tax (benefit) expense, the effect of non-core banking activities such as the sale of and valuation of securities, derivatives, loans held for sale and other real estate owned, and repossessed assets, the early repayment of FHLB advances, the Amerant Mortgage downsizing, and impairment of investments. The Company believes these adjusted numbers are useful to understand the Company’s performance absent these transactions and events. Investor Update | 35

Investor Update | 36

Investor Update | 37 (1) Includes provision for credit losses on loans and provision for loan contingencies. See Footnote 6 in Exhibit 1 - Selected Financial Information of the Fourth Quarter Earnings Release filed on January 22, 2026 for more details. (2) Beginning in the fourth quarter of 2025, we updated the terminology used to describe non-GAAP adjustments, referring to them as “non-core’” rather than “non-routine.” This change reflects a labeling update only; the methodology used for these adjustments remains unchanged from prior periods. (3) Includes net unrealized losses in connection with to-be announced (TBA) mortgage backed-securities (MBS) derivative contracts. We enter into these contracts to economically offset changes in market valuation on the trading securities portfolio. Additionally, in the three months ended December 31, 2025, the Company terminated the TBA MBS trading derivative contracts. (4) In the three months ended December 31, 2025, the results include a realized gain on the sale of debt securities available for sale of $2.2 million. Additionally, the three months ended December 31, 2025, include losses from the market valuation of trading securities, partially offset by realized gains resulting from the sale of the entire trading securities portfolio in the fourth quarter of 2025. In the three months ended September 30, 2025, amounts are primarily in connection with gains on market valuation of the trading securities portfolio. (5)In the three months ended December 31, 2025, gains resulting from the sale and lease back of two banking centers located in South Florida. (6) In the three months ended December 31, 2025, restructuring costs primarily relate to cost reduction initiatives intended to improve the Company’s cost structure and efforts to de-risk the loan portfolio. These initiatives include terminating certain advertising contracts and a third-party loan origination agreement under a white-label program. (7) In the three months ended December 31, 2025, primarily includes costs related to the termination of advertising contracts and a third-party loan origination agreement under a white-label program. (8) In the three months ended December 31, 2025, amounts include a loss of $13.8 million related to the valuation of loans held for sale carried at the lower of cost or fair value, which had an outstanding principal balance of $93.7 million as of December 31, 2025. In addition, in the three months ended December 31, 2025, amounts include a $1.1 million loss on the sale of loans associated with our white-label equipment finance solution. In the three months ended September 30, 2025, includes loss on sale of $0.9 million related to the sale of one Substandard owner occupied loan with an outstanding balance of $30.4 million at the time of sale. (9) In the three months ended December 31, 2025 and September 30, 2025, include OREO valuation expenses of $0.1 million and $0.5 million, respectively. (10) In the three months ended December 31, 2025, amount shown are in connection with an intangible asset impairment related to Amerant Mortgage. (11) In the three months ended September 30, 2025, includes salaries and employee benefit expenses in connection with the Amerant Mortgage downsizing. See First Quarter Earnings Presentation filed on April 24, 2025 for more information. (12) Includes severance, accelerated stock-based compensation and related reversals, and other expenses associated with the leadership transition completed in early November 2025. These costs also include severance related to the departure of other senior positions in 2025. Additional details regarding the CEO transition are available in the current reports on Form 8-K filed on November 6, and December 1, 2025. (13) For the three months ended December 31, 2025 and September 30, 2025, the amounts represent the difference between the prior and current period year to date tax effect, which resulted in estimated tax rates of 20.51% and 22.51% for non-core noninterest expense items, respectively, and 19.83% and 23.89% for non-core noninterest income items, respectively. (14) See 2024 Form 10-K for more information on potential dilutive instruments and its impact on diluted earnings per share computation. (15) Other intangible assets primarily consist of naming rights and mortgage servicing rights (“MSRs”). Other intangible assets are included in other assets in the Company’s consolidated balance sheets.

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